EXHIBIT 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Pretium Resources Inc. (the Company) of our report dated March 3, 2015 relating to the financial statements and effectiveness of internal control over financial reporting of the Company, which appears in the Company’s annual report on Form 40-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia

April 14, 2015